                      AGREEMENT AND PLAN OF REORGANIZATION


                                     Among


                             FALCON PRODUCTS, INC.

                                  as Acquiror


                                      and


                          THE T.L. SPRIGGS CORPORATION

                                 as Transferor


                                TONY L. SPRIGGS

                     as the Sole Shareholder of Transferor



                                October 28, 1996

                               Table of Contents
                               -----------------

                                                                              Page
                                                                              ----
I.          DEFINITIONS                                                         1

II.         TRANSFER OF ASSETS                                                  5
2.01        Transfer of Assets                                                  5
2.02        Transfer of Falcon Shares                                           5
2.03        Assumption of Liabilities                                           5
2.04        Transactions at Closing                                             7
2.05        Plan of Reorganization                                              7
2.06        Employees                                                           7

III.        ADJUSTMENT; CONTINGENT STOCK; HOLDBACK                              8
3.01        Closing Adjustment                                                  8
3.02        Contingent Stock                                                    8
3.03        Closing Adjustment Holdback                                         9
3.04        Mortgage Lien Holdback                                              9

IV.         WARRANTIES AND REPRESENTATIONS OF SPRIGGS                           9
4.01        Organization and Standing of Spriggs                                9
4.02        Authority                                                          10
4.03        Good Title and Condition of Assets                                 10
4.04        Financial Statements                                               10
4.05        Absence of Changes                                                 11
4.06        Payment of All Debts and Liabilities                               11
4.07        No Conflicting Agreements or Orders                                12
4.08        Compliance                                                         12
4.09        Litigation                                                         12
4.10        Condition of Spriggs                                               13
4.11        Employment Agreements                                              13
4.12        Labor Relations                                                    13
4.13        Taxes                                                              14
4.14        Name of Company                                                    14
4.15        Inventory                                                          14
4.16        Leases                                                             14
4.17        Insurance                                                          14
4.18        Other Contracts                                                    15
4.19        Documents                                                          15
4.20        Suppliers                                                          15
4.21        Real Property                                                      15
4.22        Customers; Accounts Receivable                                     15
4.23        ERISA                                                              16
4.24        Environmental Matters                                              16
4.25        No Misrepresentation                                               18

V.          REPRESENTATIONS AND WARRANTIES OF FALCON                           18
5.01        Organization and Standing of Falcon                                18
5.02        Binding Agreement                                                  18
5.03        Agreement Within Authority                                         18
5.04        No Conflicting Agreements or Orders                                18
5.05        Corporate Action                                                   18


5.06        No Conflict                                                        18
5.07        No Misrepresentation                                               19
5.08        Valid Issuance                                                     19

VI.         COVENANTS OF FALCON                                                19
6.01        Information                                                        19
6.02        Satisfaction of Assumed Liabilities                                19
6.03        Execution of Facility Lease                                        19

VII.        COVENANTS OF SPRIGGS AND SHAREHOLDER                               19
7.01        Access to Information                                              19
7.02        Maintain Properties                                                20
7.03        Maintain Organization                                              20
7.04        Regular Course of Business                                         20
7.05        Insurance                                                          20
7.06        Employees                                                          20
7.07        Business Changes                                                   20
7.08        Consents                                                           20
7.09        Execution of Facility Lease                                        21
7.10        Exclusive Dealing                                                  21

VIII.       CONDITIONS PRECEDENT TO OBLIGATIONS OF FALCON                      21
8.01        No Adverse Change                                                  21
8.02        Representations, Warranties and Agreements of Spriggs              21
8.03        Opinion of Counsel                                                 21
8.04        Absence of Litigation                                              22
8.05        Corporate Approval                                                 22
8.06        Consents                                                           22
8.07        Officers' Certificate                                              22
8.08        Approval of Documents                                              22
8.09        Casualty Loss                                                      22
8.10        Satisfactory Review of Spriggs' Business and the Assets;
            Inspections                                                        22
8.11        Facility Lease                                                     23
8.12        Certificates, Permits and Approvals                                23
8.13        Employment and Non-Competition Agreement                           23
8.14        Mortgage Lien Holdback Agreement                                   23

IX.         CONDITIONS PRECEDENT TO OBLIGATIONS OF SPRIGGS AND SHAREHOLDER     23
9.01        Representations, Warranties and Agreements of Falcon               23
9.02        Performance of Assumed Liabilities                                 23
9.03        Corporate Approval                                                 23
9.04        Consents                                                           24
9.05        Falcon's Certificate                                               24
9.06        Approval of Documents                                              24
9.07        Employment                                                         24
9.08        Facility Lease                                                     24
9.09        Opinion of Counsel                                                 24
9.10        Mortgage Lien Holdback Agreement                                   24

X.          INDEMNIFICATION                                                    24
10.01       Indemnification of Falcon by Spriggs and Shareholder               25
10.02       Indemnification of Spriggs by Falcon                               26


10.03       Notice to Indemnifying Party                                       27

XI.         REGISTRATION STATEMENT                                             27
11.01       Preparation and Filing of Registration Statement                   27
11.02       Blue Sky Requirements                                              27

XII.        CLOSING AND RISK OF LOSS.                                          27
12.01       Place and Time                                                     27
12.02       Risk of Loss                                                       27
12.03       Simultaneous Performance                                           27
12.04       Transfer of Possession                                             28

XIII.       MISCELLANEOUS                                                      28
13.01       No Commission                                                      28
13.02       Survival of Representations and Warranties                         28
13.03       Change of Name; Liquidation                                        28
13.04       Incorporation of Schedules                                         28
13.05       Further Assurances                                                 28
13.06       No Assumption of Spriggs' Liabilities                              28
13.07       Transfer Taxes                                                     28
13.08       Notices                                                            28
13.09       Entire Agreement                                                   29
13.10       Designation of Falcon as Agent                                     29
13.11       Binding Effect                                                     30
13.12       Third Parties                                                      30
13.13       Expenses of the Parties                                            30
13.14       Counterparts                                                       30
13.15       Missouri Law to Govern; Venue                                      30
13.16       Headings                                                           30
13.17       Publicity                                                          31
13.18       Mail and Communications                                            31
13.19       Determination of Net Working Capital                               31
13.20       Acquisition Subsidiary                                             32
13.21       Right of Set Off                                                   32






                            AGREEMENT AND PLAN OF REORGANIZATION
                            ------------------------------------



                  This Agreement and Plan of Reorganization (the "Agreement") is made as of the 28th day of October, 1996, by and among FALCON PRODUCTS, INC., a Delaware corporation ("Falcon"), THE T.L. SPRIGGS CORPORATION, a
California corporation ("Spriggs") and TONY L. SPRIGGS, sole shareholder of Spriggs ("Shareholder").

                  WHEREAS, Spriggs owns all of the assets, rights and property necessary for, and operates a business which is engaged in, the design, manufacture, sale and distribution of wood chairs and upholstered furniture for the restaurant and hospitality industries (the "Business"); and

                  WHEREAS, the sole director and the sole shareholder of Spriggs have authorized and approved this Agreement and have determined that it is in the best interests of Spriggs to transfer the Business to Falcon, in exchange for the Shares and the assumption by Falcon of the Assumed
Liabilities as provided for herein, all upon the terms and conditions and subject to the provisions of this Agreement; and

                  WHEREAS, it is intended that the Transaction qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code, it being understood by Falcon that as an integral part of the Transaction, that Spriggs will distribute the Shares in complete liquidation of Spriggs and dissolve.

                  NOW, THEREFORE, in consideration of the premises and of the agreements and provisions set forth herein, and subject to the conditions herein contained, it is mutually agreed as follows:

I.                DEFINITIONS.
                  -----------

                  For purposes of this Agreement, the following words and phrases have the following meanings:

                  1.01   "Accounting Firm" means the firm of Robert E.
McCorkle, certified public accountant.

                  1.02 "Arbitrator" means the firm of independent certified auditors, other than the Accounting Firm, mutually agreed upon by Falcon and Spriggs to review the Closing Balance Sheet and issue its report pursuant to
Section 13.19.

                  1.03   "Accounts Receivables Schedule" is defined in
Section 4.22.



                  1.04   "Assigned Contracts" means all of Spriggs'
contracts, leases and other agreements, a true copy of each of which has been attached hereto by Spriggs in Schedule 1.04, which Assigned Contracts will be
                              -------------
assigned by Spriggs to Falcon at the Closing, and the performance of which shall be assumed by Falcon at the Closing.

                  1.05   "Assumed Liabilities" means (i) all current
liabilities and obligations of Spriggs arising in the regular and ordinary course of the Business as existing on the Closing Date, to the extent that the same remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the Closing Balance Sheet (excluding, however those
                                              --------- --------
liabilities and obligations referred to in Section 2.03 or as otherwise provided herein) and (ii) all liabilities and obligations arising after the
Closing Date in connection with the performance by Falcon of the Assigned
Contracts.

                  1.06 "Assets" means all of the right, title and interest of Spriggs in and to the property, leasehold interests, personal and mixed, tangible or intangible, of whatever kind or character and wherever located, which Assets shall include (but not be limited to) the following:

                         (a)  All inventory, stock in trade, merchandise,
                  goods, supplies and other products owned by Spriggs or
                  otherwise under the control of Spriggs as of the Closing
                  Date, including the rights and payment obligations of
                  Spriggs under the orders for the purchase of goods set
                  forth in Schedule 1.06(a), complete copies of which have
                           ----------------
                  been provided to Falcon by Spriggs, but not including any
                  commitment of Spriggs for the purchase of goods which is
                  not set forth in Schedule 1.06(a);
                                   ----------------

                         (b)  The Closing Accounts Receivable;

                         (c)  All pre-paid expenses;

                         (d)  All machinery, equipment, tools, vehicles,
                  furniture, fixtures, goods and other items of tangible
                  personal property owned by Spriggs set forth and described in Schedule 1.06(d);
                     ----------------

                         (e) All technologies, methods, formulations, data bases, trade secrets, know-how, inventions and intangible property rights, including the name and all other trade names;

                         (f)  All contract rights, including the Assigned
                  Contracts;

                         (g) All rights, privileges, claims, demands and choses in action, including, without limitation, all rights under express or implied warranties; and



                         (h) All records, files, books of account, customer and supplier lists and other books and records of Spriggs relating to the Business, including those relating to the Transferred Assets and Assumed Liabilities.

                  1.07 "Balance Sheet Date" means the date upon which the Closing occurs.

                  1.08 "Closing" means the consummation of the Transaction contemplated by this Agreement.

                  1.09   "Closing Accounts Receivable" is defined in Section
4.22.

                  1.10 "Closing Balance Sheet" means the balance sheet of Spriggs as of the Balance Sheet Date.

                  1.11   "Closing Customer List" is defined in Section 4.22.

                  1.12   "Closing Date" means 10:00 a.m. on October ---,
1996, or such other date and time as are mutually agreed upon in writing by
Falcon and the Spriggs; provided, however, that if all of the conditions to
                        --------  -------
Closing have not been met, then Falcon shall have the option to extend the
Closing Date once, to a date not later than December 31, 1996.

                  1.13 "Closing Inventory Count" means a physical count and valuation to be taken by Falcon and Spriggs, of the inventory of goods and supplies included in the Transferred Assets, determined in accordance with the provisions of Section 4.15 as of the Balance Sheet Date and included in the Closing Balance Sheet.

                  1.14 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.15 "Contingency Period" means each consecutive three month period commencing on the first day of the calendar month first succeeding the Closing Date and ending on the third anniversary date thereof.

                  1.16   "Contingent Stock" means those shares of Falcon
$0.02 par value common stock, to be issued and delivered by Falcon pursuant to Section 3.02.

                  1.17   "Employment Agreement" is defined in Section 8.13.

                  1.18   "Environmental Laws and Regulations" means all
limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without, (i) the Federal
Clean Air Act, 42 U.S.C. Sec.Sec. 7401 et sec.; (ii) the Comprehensive
                                       -- ---
Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec.Sec. 9601
et sec.; (iii)
-- ---


the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Sec.Sec. 1101 et sec.; (iv) the Federal Insecticide, Fungicide and Rodenticide
              -- ---
Act, 7 U.S.C. Sec.Sec. 136 et sec.; (v) the Federal Water Pollution Control Act,
                           -- ---
33 U.S.C. Sec.Sec. 1251 et sec.; (vi) the Solid Waste Disposal Act, 42 8.S.C.
                        -- ---
Sec.Sec. 6901 et sec.; (vii) the Toxic Substances Control Act, 15 U.S.C.
              -- ---
Sec.Sec. 2601 et sec.; (viii) laws relating in whole or part to emissions,
              -- ---
discharges, releases, or threatened releases of any Hazardous Material; and (ix)
Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous
Material.

                  1.19   "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended, and the rules and regulations thereunder.

                  1.20   "Excluded Assets" means all cash and cash
equivalents and those other Assets listed in Schedule 1.20, which the parties
                                             -------------
hereby expressly agree shall not be included in the Transferred Assets.

                  1.20A  "Facility" is defined in Section 8.11.

                  1.21   "Facility Lease" is defined in Section 8.11.

                  1.22   "Financial Statements" are defined in Section 4.04.

                  1.23 "Hazardous Materials" means any hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is (i) defined as a "pollutant" pursuant to 33 U.S.C. Sec. 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. Sec. 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. Sec.6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. Sec. 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. Sec. 9601(33); (vi) petroleum;
(vii) asbestos; (viii) polychlorinated biphenyl.

                  1.24 "Mortgage Liens" means those liens against the Assets granted by Spriggs to Imperial Thrift and Loan Association, as successor in interest to [FOOTHILL], as collateral for certain loans made to Shareholder by Imperial Thrift and Loan Association with respect to the Facility.

                  1.25 "Net Working Capital" means (a) the total current assets of Spriggs other than Excluded Assets, minus (b) the total current liabilities of Spriggs, determined in accordance with generally accepted accounting principles, consistently applied and consistent with Spriggs' past accounting practices.

                  1.26 "1996 Balance Sheet" means the balance sheet of at and for the year ended June 30, 1996, reviewed and reported upon by the Accounting Firm.


                  1.27   "Registration Statement" is defined in Section
11.01.

                  1.28 "Securities Act" means the Securities Act of 1933, as amended.

                  1.29 "Shares" means those shares of Falcon $0.02 par value common stock, to be issued and delivered by Falcon pursuant to Section
2.02, subject to the closing adjustment provided in Section 3.01.

                  1.30 "Transaction" means the acquisition by Falcon or a subsidiary of Falcon of the Transferred Assets in exchange for the Shares and the assumption by Falcon of the Assumed Liabilities pursuant to this Agreement.

                  1.31 "Transferred Assets" means all of the Assets except the Excluded Assets.


II.               TRANSFER OF ASSETS.
                  ------------------

                  2.01   Transfer of Assets.  At the Closing, and subject to
                         ------------------
the terms, provisions and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Spriggs shall transfer, convey and assign to Falcon, and Falcon shall acquire, the
Transferred Assets in exchange for the Shares (subject to Sections 3.01, 3.03 and 3.04) and the assumption by Falcon of the Assumed Liabilities.

                  2.02   Transfer of Falcon Shares.  At the Closing, Falcon
                         -------------------------
shall deliver to Spriggs certificates representing 241,400 Shares subject to adjustment as set forth in Section 3.01 and further subject to Sections 3.03 and 3.04.  Such certificates shall be issued in the name of Tony L. Spriggs,
Falcon having been advised by Spriggs that Spriggs has authorized the distribution of the Shares, as received, to Shareholder, as its sole shareholder pursuant to Spriggs' plan of liquidation.

                  2.03   Assumption of Liabilities.  At the Closing, Falcon
                         -------------------------
shall assume and agree to pay, discharge or perform, as appropriate, the
Assumed Liabilities of Spriggs.  Such agreement by Falcon shall be evidenced by an assumption agreement in the form attached hereto as Schedule 2.03 (the
                                                          -------------
"Assumption Agreement").  In no event shall Falcon assume or incur any liability or obligation under this Section 2.03 or under any other provision of the Agreement in respect of any liability of Spriggs not expressly assumed hereunder, including without limitation any of the following:

                         (a)  any liability or obligation under or in
                              connection with any Excluded Asset;

                         (b)  liabilities or obligations arising out of any


                              breach by Spriggs of any provision of any agreement, contract, commitment or lease, including but not limited to liabilities or obligations arising out of Spriggs' failure to perform any agreement, contract, commitment or lease in accordance with its terms prior to the Closing;

                         (c) any product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Spriggs, or alleged to have been made by Spriggs, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Spriggs on or prior to the Closing, including without limitation any claim related to damages or personal injury caused as a result of any defective product, the return or replacement of defective products or any claim seeking recovery for consequential damage, lost revenue or income;

                         (d) any claims for service under any warranty in excess of $50,000 in the aggregate (other than claims for product liability or similar injury claims) made by Spriggs in connection with any product sold by or on behalf of Spriggs prior to the Closing (such claims being limited to the actual cost to replace or repair).

                         (e)  any federal, state or local income or other tax
                              (i) payable with respect to the Business, Assets, properties or operations of Spriggs for any period prior to the Closing Date; or (ii) incident to or arising as a consequence of the negotiation or consummation by Spriggs and the transactions contemplated hereby;

                         (f) any liability or obligation arising prior to or as a result of the Closing to any employee, agent or independent contractor of Spriggs, whether or not employed by Falcon after the Closing, or under any benefit arrangement with respect thereto; or

                         (g) any liability or obligation of Spriggs arising prior to the Closing related to any violation of any Environmental Law, whether or not disclosed in any Schedule hereto;

                         (h)  any liability, damages, costs or expenses
                              arising from or in connection with those matters
                              described in Schedule 4.09; or
                                           -------------


                         (i)  any liability listed on Schedule 2.03(h) hereof.
                                                      ----------------

                  2.04   Transactions at Closing.  At the Closing:
                         -----------------------

                         (a)  Spriggs will deliver to Falcon full possession
                              of the Transferred Assets and such bill(s) of
                              sale, endorsements, assignments and other good
                              and sufficient instruments of sale, conveyance,
                              transfer and assignment, all containing
                              covenants of general warranty, in form and
                              substance satisfactory to Falcon (including,
                              without limitation, a Bill of Sale and
                              Assignment in the form of Schedule 2.04(a)), as
                                                        ----------------
                              will be required or as may be desirable in the
                              opinion of Falcon's counsel in order to
                              effectively vest in Falcon full, indefeasible,
                              merchantable, legal, equitable and beneficial
                              title to the Transferred Assets with full
                              substitution and subrogation to all rights and
                              actions of warranty, free and clear of all
                              debts, claims, security interests, liens,
                              encumbrances and other title retention
                              agreements, pledges, assessments, covenants,
                              restrictions and charges of every nature, except
                              for those shown on Schedule 4.03(a), and will
                                                 ----------------
                              assign the Assigned Contracts to Falcon;

                         (b) Falcon will deliver the Shares to Shareholder, as the sole shareholder of Spriggs, in furtherance of the liquidation and dissolution of Spriggs;

                         (c) Falcon will assume the Assumed Liabilities pursuant to the Assumption Agreement; and

                         (d) the parties shall perform all of the other obligations required to be performed by them hereunder on or before the Closing.

                  2.05   Plan of Reorganization.  Consistent with their
                         ----------------------
intention that the Transaction qualify as a tax-free reorganization under
Section 368(a)(1)(C) of the Code, the parties agree that this Agreement, together with the resolutions adopted in connection herewith by the Boards of
Directors of Falcon and Spriggs shall constitute the Plan of Reorganization of Falcon and Spriggs.

                  2.06   Employees.  Falcon shall not be obligated to hire
                         ---------
any employees of the Business.  Falcon shall notify Spriggs at least three
(3) days prior to the Closing Date of those of Spriggs' employees which
Falcon intends to hire, provided, however, that such notification shall not
                        --------  -------
be deemed to alter the employment at will nature of the relationship between
Falcon and such individuals.



III.              ADJUSTMENT; CONTINGENT STOCK; HOLDBACK.
                  --------------------------------------

                  3.01   Closing Adjustment.  The number of Shares to be
                         ------------------
delivered by Falcon at Closing shall be adjusted if, and to the extent that the Net Working Capital of Spriggs shown on the Closing Balance Sheet either
(i) is greater than the sum of $140,000 (the "Excess Amount") or (ii) is less than the sum of $90,000 (the "Deficiency Amount").  If an Excess Amount is
indicated on the Closing Balance Sheet, then the Shares issued and delivered to Spriggs in the name of Shareholder at Closing shall be increased by the number of Shares determined by dividing the Excess Amount by 14.50.
Conversely, if a Deficiency Amount is indicated on the Closing Balance Sheet, then the number of Shares delivered to Spriggs in the name of Shareholder at the Closing shall be reduced by that number of Shares determined by dividing the Deficiency Amount by 14.50.

                  3.02   Contingent Stock.  On account of various factors
                         ----------------
contributing to the difficulty in currently valuing the Business for purposes of the Transaction and in ascertaining the proper number of Shares to be delivered by Falcon as the purchase price in the Transaction and in determining the future level of earnings of the Business, all of which collectively depend, in part, on the continued participation by Shareholder in the Business, Falcon will issue a portion of the Shares that could be delivered hereunder as Contingent Stock during each Contingency Period, subject to the terms and conditions set forth in this Section 3.02.
Accordingly, within ten days following the completion of each Contingency
Period, Falcon shall issue and deliver to Shareholder 6,250 shares of
Contingent Stock; provided, however, that the total amount of Contingent
                  --------  -------
Stock delivered to Shareholder shall not exceed in the aggregate 75,000 shares of Contingent Stock; and, provided, further, that no Contingent Stock
                                 --------  -------
shall be issued and delivered to Shareholder from and after (i) the termination by Falcon "for cause" of the employment of Shareholder with
Falcon or any subsidiary of Falcon (as such term is defined in the Employment
Agreement) prior to the occurrence of a Change of Control (as defined below)
or (ii) the voluntary termination by Shareholder of his employment with
Falcon or any subsidiary of Falcon at any time.  In the case of the issuance of any shares of stock as a dividend upon the shares of Falcon $0.02 par value common stock (the "Common Stock") or in the case of any subdivision stock split or reverse stock split whose only effect is either to increase or decrease in the same proportion the outstanding number of shares of Common
Stock then held, the number of shares of Contingent Stock to be issued and delivered to Shareholder shall be appropriately adjusted to ensure that the right of Shareholder will not be diluted as a result of such stock dividend, subdivision, stock split or reverse stock split.  Neither the right to receive Contingent Stock nor any interest therein shall be transferable or assignable by Shareholder other than by will or the laws of descent and distribution.  For purposes of this Section 3.02 "Change of Control" shall mean (x)


acquisition by an individual or entity that is not currently a shareholder of Falcon of more than fifty percent (50%) of the Common Stock of Falcon or (y) the termination of the employment of Franklin A. Jacobs as an executive officer of Falcon for reasons other than death or disability.

                  3.03   Closing Adjustment Holdback.  If, on the Closing
                         ---------------------------
Date (i) the Closing Balance Sheet has not been delivered, (ii) the period for raising disputes with respect thereto has not been completed or (iii)
there exists an unresolved dispute with respect to the Closing Balance Sheet,
Falcon shall retain shares equal to ten percent (10%) of the aggregate number of Shares otherwise deliverable to Spriggs at the Closing.  Upon delivery of the Closing Balance Sheet, the completion of the period for raising disputes and the resolution of outstanding disputes, if any, Falcon shall promptly deliver to Shareholder any remaining Shares due and owing to Spriggs.

                  3.04   Mortgage Lien Holdback.  For so long as the Mortgage
                         ----------------------
Liens shall remain outstanding, Falcon shall retain 50,000 Shares otherwise deliverable to Spriggs at the Closing.  Such Shares shall be held by Falcon pursuant to a mortgage lien holdback agreement in the form attached hereto as
Schedule 3.04 (the "Mortgage Lien Holdback Agreement").  Upon the delivery to
-------------
Falcon by Shareholder of evidence, in form and substance satisfactory to
Falcon, that the Mortgage Liens have been terminated and released, Falcon shall promptly deliver to Shareholder the Shares held pursuant to the
Mortgage Lien Holdback Agreement, subject to any indemnification or set off rights of Falcon.

IV.               WARRANTIES AND REPRESENTATIONS OF SPRIGGS.
                  -----------------------------------------

                  Spriggs and Shareholder, jointly and severally, hereby represent and warrant to, and covenant and agree with, Falcon as follows:

                  4.01   Organization and Standing of Spriggs.  Spriggs is a
                         ------------------------------------
corporation duly organized, validly existing and is in good standing with respect to the conduct of the Business under the corporate and other laws of the State of California and has all necessary power and authority to own its assets as now owned and to carry on its Business as now being conducted.
Spriggs is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its Business or the ownership of its property requires Spriggs to be so qualified.  A list of such states is attached hereto as Schedule 4.01.
                   -------------

                  4.02   Authority.  Spriggs has full power and authority to
                         ---------
enter into this Agreement and to consummate the transactions contemplated hereby, which have been duly authorized by all proper and necessary corporate and other action on the part of Spriggs and Shareholder, and, no further authorization, consent or approval of Spriggs, its board of directors,
Shareholder, or of any regulatory body or third party is required as a condition to


the validity of this Agreement or to give effect to the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of Spriggs and Shareholder and is enforceable against them in accordance with its terms.

                  4.03   Good Title and Condition of Assets.  Except for the
                         ----------------------------------
Mortgage Liens, Spriggs has good and marketable title to and interest in all of the Transferred Assets.  The unpaid balance of the mortgage debt to
Imperial Thrift and Loan Association secured by the Mortgage Liens is approximately $729,000, as of October 18, 1996.  Except for those liens shown in Schedule 4.03(a), the Transferred Assets are free and clear of
         ----------------
restrictions on or conditions to transfer or assignment, and free and clear of all mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions.  At Closing, Spriggs shall convey to Falcon good and marketable title to and interests in the Transferred Assets, free and clear of all restrictions on or conditions to transfer or assignment, mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions and restrictions, except for the those liens shown on Schedule 4.03(a), including the Mortgage Liens.
                             ----------------
Except as listed on Schedule 4.03(a), all of the tangible personal property
                    ----------------
constituting a part of the Transferred Assets is in good operating condition and repair, ordinary wear and tear excepted, and conforms to all applicable laws, ordinances and regulations.

                  4.04   Financial Statements.  The balance sheet of Spriggs
                         --------------------
at June 30, 1996, and the income and expense statement for the year then ended, reviewed and reported upon the Accounting Firm, are attached hereto as
Schedule 4.04 (the "Financial Statements").  Spriggs has provided and will
-------------
continue to provide Falcon with comparable financial statements for each calendar month concluding with the financial statement for the calendar month immediately preceding the Closing Date (the "Operating Reports").  Except as
expressly stated on Schedule 4.04, the Financial Statements and Operating
                    -------------
Reports have been and will continue to be prepared in accordance with generally accepted accounting principles and practices consistently applied, are, and will continue to be, accurate and complete, and fairly represent and will continue to fairly represent the financial condition of Spriggs and the income, expenses and results of operations of Spriggs, for the time period(s)
covered thereby, and do not, and will not, omit to state or reflect any material fact concerning Spriggs or the Business required to be stated or reflected therein or necessary to make the statements therein not misleading.
Spriggs has no outstanding or potential unasserted claims, contingent obligations (whether as a guarantor, indemnitor, surety, accommodation party or otherwise), liability for taxes or forward or long-term commitments or obligations, except as set forth in the Financial Statements, the Operating
Statements or as set forth in the Schedules to this Agreement.


                  4.05   Absence of Changes.
                         ------------------

                         (a)  Since June 30, 1996, there has not been any:

                         (i)    transaction by Spriggs except in the
                         ordinary course of business as theretofore conducted;

                         (ii) adverse change in the financial condition, Assets, Business or prospects of Spriggs;

                         (iii) amendment or termination of any contract, agreement or license to which Spriggs is a party, except for the termination of contracts and agreements in the ordinary course of business, none of which are material, individually or in the aggregate, to the continued conduct of the Business of Spriggs as heretofore conducted;

                         (iv) mortgage, pledge or other encumbrance of, or the granting of any security interest or lien with respect to, any of the Assets; or

                         (v) any other event or condition of any character that has had or in the future may have a materially adverse affect on the financial condition, Business, Assets or prospects of Spriggs or the Business as heretofore conducted.

                         (b)  Except as shown in Schedule 4.05(b), since June
                                                 ----------------
                  30, 1996, Spriggs has not had any customer account to which
                  Spriggs had sales in the Business in excess of $50,000
                  during the year then ended which ceased doing business with
                  Spriggs or advised Spriggs that it intended to cease doing business with Spriggs or substantially reduce the amount of business it does or proposes to do with Spriggs.  There are no bids currently outstanding to customers or proposed
                  customers of Spriggs.

                  4.06   Payment of All Debts and Liabilities.  On or prior
                         ------------------------------------
to the Closing Date, Spriggs shall have paid or provided for the payment of all accounts, debts, bills and liabilities of Spriggs which are or subsequent to the Closing could become a lien or encumbrance on or result in a security interest in the Transferred Assets or otherwise affect the use of the
Transferred Assets subsequent to the Closing.

                  4.07   No Conflicting Agreements or Orders.  There is no
                         -----------------------------------
provision of the Articles of Incorporation or By-laws of Spriggs, or of any mortgage, indenture, lease, contract, security agreement, document, instrument, license or agreement binding on Spriggs or affecting its properties, or of any federal, state or local law, rule or regulation, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement, the consummation of the Transaction, nor will such execution, delivery or consummation constitute a default, or an event which with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing, nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization. The execution, delivery or consummation of this Agreement will not constitute or result in: (a) the creation or imposition of a security interest in or any lien, charge or encumbrance on, or give to others any interest or right in or with respect to, any of the Transferred
Assets, or (b) a complete or partial withdrawal from any employer or multi-employer/employee benefit plan under ERISA or any funding deficiency or lien under ERISA or any other law, rule or regulation against the Transferred
Assets. Neither of Spriggs or Shareholder is subject to any order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality which would be violated by the execution, delivery or carrying out of the terms of this Agreement, or the consummation of the Transaction.

                  4.08   Compliance.  Except as set forth in Schedule 4.08,
                         ----------                          -------------
Spriggs has conducted its Business and maintained its properties, including all owned real property and the real property covered by leases, in compliance with, and is not in violation of, applicable laws, rules, regulations and orders of federal, state and local governments and regulatory bodies (including, without limitation, any and all applicable building, zoning and licensing laws, ordinances, regulations or orders affecting the location, size and function of the Assets and all Environmental Laws).
Spriggs has not received any claim or notice that Spriggs has not complied in all respects in the operation of its Business and related properties with such laws, rules and regulations.  Spriggs has all licenses, permits and consents required to be obtained from federal, state, county or municipal authorities with respect to the ownership or use of the Assets or the operation of the Business or otherwise, a complete list of which is set forth in Schedule 4.08.
   -------------

                  4.09   Litigation.  Except as set forth in Schedule 4.09,
                         ----------                          -------------
no suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against
Spriggs, or which otherwise might materially affect the Business or financial condition of Spriggs or any of the Assets, Spriggs' right to transfer the same, the possession and use thereof or the operation by Falcon of a business similar to that heretofore conducted by Spriggs. To the knowledge of Spriggs and Shareholder, and without notice to the contrary, there is no basis for any such litigation, proceeding, controversy or investigation.  Spriggs is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, nor has the time period of Spriggs' compliance with respect to any of the same been extended or stayed. Spriggs is not presently a party to any legal action to recover moneys due to Spriggs or damages sustained by Spriggs.

                  4.10   Condition of Spriggs.  Since June 30, 1996, Spriggs
                         --------------------
has kept its Business and its organization intact; has kept available the services of its principal managerial and supervisory employees and agents;
has maintained the good will of its customers; and has conducted its Business in the same manner as it had been conducted prior to that date.

                  4.11   Employment Agreements.  Except as disclosed on
                         ---------------------
Schedule 4.11 hereof, Spriggs has not entered into, and has no obligation or
-------------
liability with respect to, any employment or consulting agreement, executive compensation plan, collective bargaining agreement, deferred compensation agreement, bonus plan, employee pension plan or retirement plan, employee profit sharing plan, employee stock purchase or stock option plan, severance agreement or any other agreement or arrangement providing for remuneration or benefits to employees or their dependents.

                  4.12   Labor Relations.  Spriggs is not a party to any
                         ---------------
collective bargaining agreement.  Spriggs has complied with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages (including overtime), benefits (including vacation), hours, employee safety or other conditions of employment, collective bargaining and the withholding and payment of taxes.  Spriggs has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any tax or penalties for failure to comply with the foregoing.  Spriggs has paid over, and will pay over, to the appropriate governmental agencies or depositories, at the time or times required by law (without any extensions or stays), all "employment taxes" and "withholding taxes."  There are no labor disputes, controversies, grievances, strikes, work slowdowns or stoppages, nor are there any proceedings before any court, governmental agency or arbitrator relating to such matters, including unfair labor practice claims, existing, pending or threatened against Spriggs or between Spriggs and any of its employees or any union representing or claiming to represent any such employees, and except as described in Schedule 4.12, no discharge has
                                      -------------
occurred which forms the basis for any claim of discrimination against
Spriggs.

                  4.13   Taxes.  Except as set forth in Schedule 4.13,
                         -----                          -------------
Spriggs has filed all federal, state and local tax returns and estimates required to be filed by Spriggs, which returns were filed within the times and in the manner prescribed by law.  Spriggs has delivered to Falcon true and complete copies of the federal income tax returns of Spriggs for the three (3) years ended June 30, 1993, 1994 and 1995 and the results of the most recent audit of Spriggs' tax returns, if any, by the Internal Revenue
Service and the State of California.  There are no pending audits with respect to such returns.  No waiver or extension of any filing or payment date or of any statute of limitations with respect to taxes has been requested of or given by
Spriggs.  No claims have been asserted or threatened for taxes against Spriggs or the Transferred Assets.  Spriggs has accrued on their books and records all taxes, charges and assessments accruing on the Assets, the Business or the operation thereof which are presently payable. Except as set forth in
Schedule 4.13, all taxes which are due and payable or will become due and
-------------
payable by Spriggs prior to the Closing Date have been, or prior to the Closing
Date will be, paid in full or fully provided for and will be paid by Spriggs.

                  4.14   Name of Company.  Spriggs is the sole legal owner
                         ---------------
of, and uses, those trade names listed on Schedule 4.14 (collectively, the
                                          -------------
"Names"), and the use of the Names does not conflict with the rights of others.  At Closing, Spriggs will assign each of the Names to Falcon.

                  4.15   Inventory.  The inventories contained in the
                         ---------
Transferred Assets consist of items of a quality and quantity currently usable and saleable in the ordinary course of business.  None of Spriggs'
inventories are held by Spriggs on consignment from others.

                  4.16   Leases.  Except as set forth on Schedule 4.16, no
                         ------                          -------------
personal or real property used by Spriggs in connection with the Business is held under any lease.  Each of the leases identified on Schedule 4.16 is
                                                        -------------
currently in full force and effect.  Neither Spriggs nor, to the knowledge of
Spriggs and without notice to the contrary, any other party to such lease is in default, nor to the knowledge of Spriggs and without notice to the contrary has any event occurred, nor does any condition exist, which with the giving of notice or the passage of time, or both, would constitute a default thereunder.

                  4.17   Insurance.  Spriggs has maintained and now maintains
                         ---------
(a) "all risk" insurance on the full fair market value of all of the Assets and on its Business, covering property damage by fire or other casualties, and (b) adequate insurance protection against all other liabilities, claims and risks against which it is customary to insure.  Spriggs has included a true and correct copy of all such insurance policies in Schedule 4.17.  All
                                                        -------------
such policies of insurance shall be in form and substance satisfactory to
Falcon with insurers reasonably recognized as adequate by Falcon and all such policies shall be in such amounts as may be reasonably satisfactory to
Falcon.

                  4.18   Other Contracts.  Except as listed on Schedule 4.18,
                         ---------------                       -------------
Spriggs is not a party to, nor is the property of Spriggs bound by, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any other agreement between Spriggs and any third party relating to the Transferred Assets or the Business of Spriggs.
There is no default of Spriggs or event that with notice or lapse of time, or both, would constitute a default nor, to the knowledge of Spriggs any default or threatened default by any other party thereto, existing with respect to any of such agreements. Spriggs has received no notice that any party to any of such agreements intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.
Spriggs is not a party to, nor is Spriggs or the Assets bound by, any agreement that is materially adverse to the Assets or the business of Spriggs.

                  4.19   Documents.  Spriggs has furnished to Falcon for its
                         ---------
examination: (a) copies of all agreements, policies, leases, and other instruments and documents listed on the Schedules attached hereto and (b)
copies of all tax receipts (including receipts for the payment of sales taxes) for all taxes required to be paid by Spriggs for three (3) years prior to the Closing Date, each of which shall be in form and substance reasonably acceptable to Falcon.

                  4.20   Suppliers.  Attached hereto as Schedule 4.20 is a
                         ---------                      -------------
list of the suppliers of goods and services to Spriggs as of the date of this
Agreement and for the year ended June 30, 1996.

                  4.21   Real Property.  Schedule 4.21 contains a complete
                         -------------   -------------
and accurate legal description of each parcel of real property owned by or leased to Spriggs.  Spriggs does not own or lease any real property nor use any real property in the conduct of its Business other than the real property described in Schedule 4.21.  The use of such property in Spriggs' Business as
             -------------
heretofore used does not violate or encroach upon the rights of any other party.

                  4.22   Customers; Accounts Receivable.
                         ------------------------------

                         (a)  Except as shown in Schedule 4.22(a), no customer
                                                 ----------------
                  of Spriggs accounted for more than 10% of Spriggs' sales
                  during the 12 month period ended June 30, 1996.  Spriggs
                  has provided Falcon with a list of Spriggs' customers (the
                  "Closing Customer List") and the amount of purchases of
                  each of them for such period.

                         (b) Spriggs has delivered to Falcon a current aged list of unpaid accounts receivable owing to Spriggs (the
                  "Accounts Receivable Schedule"), and will deliver to Falcon, as of the close of business on the Balance Sheet
                  Date (the "Closing Accounts Receivable") and as of the
                  Closing Date, such updates of the Accounts Receivable
                  Schedule and other information pertaining to the accounts receivable of Spriggs, certified as correct by Spriggs.
                  The Accounts Receivable Schedule and any such updates thereto or other related information provided to Falcon set forth or will set forth a true and correct list of all Accounts Receivable as of the respective dates thereof.
                  The Accounts Receivable are, and the Closing Accounts
                  Receivable will be, legal, valid and binding claims, do not reflect any goods placed on a consignment or other basis whereby payment is conditional, and are and will be fully collectible in the ordinary course of business in accordance with their terms, without litigation or other collection expenses, within 120 days of the Closing Date at the full face value thereof, and are not subject to any counterclaim or right of set off.

                  4.23   ERISA.  Spriggs has not established, and does not
                         -----
maintain or contribute to any employee benefit plan within the meaning of
Section 3(3) of ERISA or to which ERISA otherwise applies.

                  4.24   Environmental Matters.
                         ---------------------

                         (a) The operations and activities of Spriggs comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, would have a material adverse effect on the operations of Spriggs or the Business.

                         (b)  Spriggs has obtained and is and has been in full
                  compliance with all requirements, permits, licenses and
                  other authorizations which are required with respect to
                  Spriggs' operations, as well as the transactions
                  contemplated hereby under all Environmental Laws and
                  Regulations.  Schedule 4.24 lists each such permit, license
                                -------------
                  or other authorization.  There are no other such permits,
                  licenses or other authorizations which are required by any
                  Environmental Laws and Regulations to be obtained after the
                  Closing or will be needed for the operation of the business contemplated by Falcon post-closing.

                         (c)  There is no civil, criminal, administrative or
                  other action, suit, demand, claim, hearing, notice of
                  violation, proceeding, investigation, notice or demand
                  pending, received, or, to the knowledge of Spriggs,
                  threatened against Spriggs relating in any way to any
                  Environmental Laws and Regulations except as shown in
                  Schedule 4.24.
                  -------------

                         (d)  Except as shown in Schedule 4.24, Spriggs has
                                                 -------------
                  not caused, and neither Spriggs nor any of its owned or
                  leased real property has experienced any past or present
                  events, conditions, circumstances, plans or other matters
                  which: (i) are not in compliance with all Environmental
                  Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any material claim, action, demand, suit,
                  proceeding, hearing, notice of violation or investigation
                  based on or relating to Hazardous Materials including,
                  without limitation, such matters relating to any property
                  owned, leased or utilized by Spriggs; (iii) arise from
                  inventory of or waste from


                  Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

                         (e)  No asbestos, polychlorinated biphenyls or
                  ead-based paints are on any real property or in any
                  building owned, operated, leased or utilized by Spriggs
                  except as shown in Schedule 4.24.
                                     -------------

                         (f) No past or present employee of Spriggs has been exposed to any Hazardous Material owned, produced or utilized except as is anticipated in the normal operation of the Spriggs.

                         (g)  Except as shown in Schedule 4.24, Spriggs, has
                                                 -------------
                  not received any notice or indication from any governmental agency or private or public entity advising it that it is
                  or may be responsible for any investigation or response
                  costs with respect to a release, threatened release or
                  cleanup of chemicals or materials produced by, used,
                  stored, treated, or resulting from any business, commercial or industrial activities, operations or processes,
                  including, without limitation, any Hazardous Materials.
                  Spriggs is not aware of any facts which might give rise to such notice.

                         (h)  Except as shown in Schedule 4.24, no underground
                                                 -------------
                  tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by Spriggs.

                         (i)  Schedule 4.24 contains a complete description of
                              -------------
                  all environmental investigations, assessments, audits,
                  studies, tests and related materials in possession of
                  Spriggs, or known to Spriggs to exist, which relate to the current or prior operations of Spriggs or any real property now or previously owned, operated or utilized by Spriggs
                  and Spriggs has delivered to Falcon copies of all of the
                  above.

                  4.25   No Misrepresentation.  No representation or warranty
                         --------------------
made by either Spriggs or Shareholder in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.


V.                REPRESENTATIONS AND WARRANTIES OF FALCON.
                  ----------------------------------------

                  Falcon hereby represents and warrants to, and covenants and agrees with, each of Spriggs and Shareholder as follows:

                  5.01   Organization and Standing of Falcon.  Falcon is a
                         -----------------------------------
Delaware corporation, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State of California.


                  5.02   Binding Agreement.  This Agreement constitutes, and
                         -----------------
each other instrument to be executed and delivered by Falcon in accordance herewith will constitute, when executed and delivered pursuant hereto, the valid and legally binding obligations of Falcon.

                  5.03   Agreement Within Authority.  The execution and
                         --------------------------
delivery of this Agreement by Falcon, the consummation of the transactions contemplated hereunder and the performance by Falcon of this Agreement and the agreements and instruments which are executed and delivered in connection herewith in accordance with each of their terms will not (a) violate the
Articles of Incorporation or Bylaws of Falcon, or (b) violate any judgment, order, writ, injunction, decree or demand against Falcon of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  5.04   No Conflicting Agreements or Orders.  No approval or
                         -----------------------------------
consent of any foreign, federal, state, county, local or other governmental or regulatory body is required as a condition to the validity of this
Agreement or to give effect to the transactions contemplated hereby.

                  5.05   Corporate Action.  The execution and delivery of
                         ----------------
this Agreement by Falcon and the performance of all acts contemplated to be performed by it hereunder have been duly authorized by all necessary corporate action.  Falcon has duly executed and delivered this Agreement and the agreements or instruments which are executed in connection herewith.

                  5.06   No Conflict.  The execution and delivery of this
                         -----------
Agreement and each other instrument to be executed by Falcon in accordance herewith and the consummation of the transactions contemplated herein by
Falcon will not conflict or be inconsistent with or result in the termination of or constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which
Falcon is a party or to which its property is subject.

                  5.07   No Misrepresentation.  No representation or warranty
                         --------------------
made by Falcon in this Agreement or any Exhibit or Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  5.08   Valid Issuance.  Each of the Shares, when issued
                         --------------
pursuant to and as contemplated by this Agreement, and the Contingent Stock, when issued pursuant to and as contemplated by this Agreement and the
Employment Agreement, will be validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and restrictions, except as contemplated herein.



VI.               COVENANTS OF FALCON.
                  -------------------

                  6.01   Information.  In the event the Transaction is not
                         -----------
consummated for any reason, all copies of non-public proprietary documents and information provided to Falcon by Spriggs hereunder shall be returned to
Spriggs by Falcon, and Falcon shall maintain the same in confidence and shall not disclose or utilize the same except with the consent, or for the benefit, of Spriggs.

                  6.02   Satisfaction of Assumed Liabilities.  After Closing,
                         -----------------------------------
Falcon shall pay, perform and discharge, and shall indemnify Spriggs with respect to, the Assumed Liabilities and shall promptly pay any amount thereof determined to be due.  Falcon, however, shall have the right to contest in good faith any of such Assumed Liabilities, and Spriggs shall cooperate fully with Falcon in connection with any such contest.

                  6.03   Execution of Facility Lease.  Falcon covenants and
                         ---------------------------
agrees to enter into the Facility Lease with Shareholder at the Closing of the Transaction.

VII.              COVENANTS OF SPRIGGS AND SHAREHOLDER.
                  ------------------------------------

                  Pending Closing, each of Spriggs and Shareholder, jointly and severally, covenant and agree as follows:

                  7.01   Access to Information.  Falcon and its counsel,
                         ---------------------
accountants and other representatives shall have full access during normal business hours to all properties, books, accounts, records, agreements and documents of or relating to the Business.  Spriggs shall furnish or cause to be furnished to Falcon and its counsel, accountants and representatives all data and information concerning the operations, finances and assets of
Spriggs requested by Falcon, including, without limitation, the updating of any of the Schedules attached hereto.

                  7.02   Maintain Properties.  Spriggs shall maintain the
                         -------------------
Assets on a current basis and in customary repair, order and condition.

                  7.03   Maintain Organization.  Spriggs shall keep its
                         ---------------------
organization intact, keep available the services of its employees and maintain the relationship and goodwill of its customers.

                  7.04   Regular Course of Business.  Spriggs shall continue
                         --------------------------
to operate the Business consistent with its past practices and shall not, without the prior written consent of Falcon, purchase, sell or otherwise dispose of any property or assets, or incur any liability, obligation or commitment or engage in any activity or transaction, except in the regular and customary course of business.

                  7.05   Insurance.  Spriggs shall cause its policies of
                         ---------


insurance relating to the Business and the Assets of Spriggs to continue to be kept in full force and effect and will refrain from taking any action which impairs the continued insurability of the Transferred Assets or the Business.

                  7.06   Employees.  Without the prior written consent of
                         ---------
Falcon, Spriggs will not, and will not agree to, enter into or amend any representation, employment or compensation agreement or grant any increase or change in the salaries or other compensation or benefits payable or to become payable by Spriggs to any officer, employee, sales agent or representative of
Spriggs.

                  7.07   Business Changes.  Spriggs will not do or agree to
                         ----------------
do any of the following without the prior written consent of Falcon:

                         (a)  Enter into any contract, commitment or
                  transaction not in the usual and ordinary course of Spriggs' Business as heretofore conducted;

                         (b)  Make any material capital expenditure;

                         (c) Agree to, modify, amend, cancel or terminate any of its existing contracts or agreements; or

                         (d) Cause its aggregate receivables and inventory to decrease or trade payables to increase over the existing amount as of the date of this Agreement to any significant extent.

                  7.08   Consents.  As soon as reasonably practical after the
                         --------
execution and delivery of this Agreement, and in any event on or before the
Closing Date, Spriggs will obtain the written consent of all persons whose consent to the execution of, and closing of the transactions contemplated by, this Agreement is required, in form and substance acceptable to Falcon; and
Spriggs will furnish Falcon original executed copies of such consents as they are obtained.

                  7.09   Execution of Facility Lease.  Shareholder covenants
                         ---------------------------
and agrees to enter into the Facility Lease with Falcon at the Closing of the
Transaction.

                  7.10   Exclusive Dealing.  Spriggs will not enter into any
                         -----------------
agreement, discussion or negotiation with, or provide information to, any other corporation, firm or other person, or solicit, encourage, entertain or consider any inquiries or proposals, with respect to (i) the possible disposition of a material portion of the Business, or (ii) any business combination involving the Business, whether by way of merger, consolidation, share exchange or other transaction.

                  7.11   No Future Advances.  Spriggs and Shareholder
                         ------------------
covenant and agree that neither of them will incur any additional indebtedness or make any additional draws under or with respect to the loans to Shareholder from Imperial Thrift and Loan Association secured by the Mortgage Liens or in any way increase the amount of indebtedness secured by the Mortgage Liens.

VIII.             CONDITIONS PRECEDENT TO OBLIGATIONS OF FALCON.
                  ---------------------------------------------

                  The obligations of Falcon hereunder are subject to fulfillment (or waiver by Falcon), prior to or on the Closing Date, of the following conditions:

                  8.01   No Adverse Change.  There shall have been no adverse
                         -----------------
change in or loss or damage to the Transferred Assets or the Business of
Spriggs as heretofore conducted.

                  8.02   Representations, Warranties and Agreements of
                         ---------------------------------------------
Spriggs.  The representations, warranties, covenants and agreements of
-------
Spriggs and Shareholder herein shall be true and not breached as of the
Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by Spriggs and
Shareholder as of the Closing Date, and all of the obligations of Spriggs and
Shareholder hereunder shall have been duly performed.

                  8.03   Opinion of Counsel.  Falcon shall have received the
                         ------------------
favorable opinion of counsel for Spriggs and Shareholder, dated as of the
Closing Date, in the form of Schedule 8.03 and otherwise in form and
                             -------------
substance reasonably satisfactory to Falcon and Falcon's counsel.  In rendering such opinion, counsel for Spriggs and Shareholder may rely on written certificates of the chief executive officer or the chief financial officer of Spriggs and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the chief executive officer or the chief financial officer of Spriggs.

                  8.04   Absence of Litigation.  No action, suit or
                         ---------------------
proceeding before any court or any governmental body or authority pertaining to the Transaction or to its consummation or to the Assets or the Business of
Spriggs shall have been instituted or threatened on or before the Closing
Date except as detailed in Schedule 4.09.
                           -------------

                  8.05   Corporate Approval.  The execution and delivery of
                         ------------------
this Agreement by Spriggs and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate and other action of Spriggs, and Falcon shall have received copies of all resolutions pertaining to such authorization and approval, certified by the Secretary of Spriggs.

                  8.06   Consents.  All necessary agreements, approvals and
                         --------
consents of any parties to the consummation of the Transaction and other transactions by Spriggs and Shareholder contemplated by this Agreement or otherwise pertaining to the related matters covered by this Agreement related to Spriggs and/or Shareholder, shall have been obtained by Spriggs and
Shareholder and delivered to Falcon.


                  8.07   Officers' Certificate.  Falcon shall have received a
                         ---------------------
certificate, dated the Closing Date, signed and verified by the Chief
Executive Officer and Chief Financial Officer of Spriggs certifying, in the form of Schedule 8.07 hereto, that the conditions specified in this Article
        -------------
VIII have been fulfilled.

                  8.08   Approval of Documents.  The form and substance of
                         ---------------------
all certificates, instruments, opinions and other documents delivered to
Falcon under this Agreement shall be satisfactory to Falcon and its counsel.

                  8.09   Casualty Loss.  The Business shall not have been
                         -------------
curtailed or interrupted by, and the Transferred Assets shall not have been affected by, any loss, destruction or damage due to fire or other casualty unless, if any such destruction or damage shall have occurred, Falcon shall have determined that such loss, destruction or damage is not of such nature as to curtail or interrupt the Business of Spriggs or determined that available insurance proceeds are sufficient to repair or replace any damaged or lost Transferred Assets and Spriggs shall have assigned the proceeds of any such insurance to Falcon, which Spriggs agrees to do upon the request of
Falcon.

                  8.10   Satisfactory Review of Spriggs' Business and the
                         ------------------------------------------------
Assets; Inspections.  Falcon shall have been given access to and been
-------------------
permitted to review the Assets, the Business of Spriggs and such other information as shall have been requested by Falcon, and Falcon shall be satisfied, in its sole discretion, with the physical, operating and financial condition of the Assets and the Business of Spriggs.

                  8.11   Facility Lease.  Falcon shall have entered into a
                         --------------
lease agreement (the "Facility Lease") with Shareholder for the occupancy by
Falcon of the facility housing the Business, commonly known and numbered as
411 East Juliana, Anaheim, California, 92801 (the "Facility"), which Facility
Lease (a) shall be for an initial term of five (5) years, (b) provide for three renewal options on the part of Falcon, each for a period of five years,
(c) shall otherwise provide for rental payments on the basis of $.295 per square foot, triple net, and (d) shall be in the form of Schedule 8.11.
                                                         -------------

                  8.12   Certificates, Permits and Approvals.  Falcon, at its
                         -----------------------------------
own expense, shall have obtained all certificates, permits and approvals required in connection with the operation of the Business by Falcon.

                  8.13   Employment and Non-Competition Agreement.
                         ----------------------------------------
Shareholder shall have executed and delivered an Employment and
Non-Competition Agreement with Falcon or a subsidiary of Falcon in the form of Schedule 8.15 (the "Employment Agreement").
   -------------

                  8.14   Mortgage Lien Holdback Agreement.  Spriggs and
                         --------------------------------


Shareholder shall have executed and delivered the Mortgage Lien Holdback
Agreement, together with a stock executed in blank by Shareholder.

IX.               CONDITIONS PRECEDENT TO OBLIGATIONS OF SPRIGGS AND
                  --------------------------------------------------
                  SHAREHOLDER.
                  -----------

                  The obligations of Spriggs and Shareholder hereunder are conditioned upon the fulfillment (or waiver by Spriggs), prior to or at the Closing Date, of the following:

                  9.01   Representations, Warranties and Agreements of Falcon.
                         ----------------------------------------------------
The representations, warranties, covenants and agreements of Falcon contained herein shall be true and not breached at and as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by Falcon at and as of such time, and all of the obligations of Falcon hereunder shall have been duly performed.

                  9.02   Performance of Assumed Liabilities.  Falcon shall
                         ----------------------------------
have assumed and agreed to perform the Assumed Liabilities from and after the
Closing Date, as provided in Sections 2.03, 2.04 and 6.02.

                  9.03   Corporate Approval.  The execution and delivery of
                         ------------------
this Agreement by Falcon and the performance of Falcon's respective covenants and obligations under it, shall have been duly authorized by all necessary corporate and other action of Falcon, and Spriggs shall have received copies of all resolutions pertaining to such authorization, certified by the
Secretary of Falcon.

                  9.04   Consents.  All necessary agreements and consents of
                         --------
any parties to the consummation of the transactions by Falcon contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Falcon and delivered to Spriggs.

                  9.05   Falcon's Certificate.  Spriggs shall have received a
                         --------------------
certificate, dated the Closing Date, signed and verified by Falcon's chief executive officer and chief financial officer certifying, in the form of
Schedule 9.05 hereto, that the conditions specified in this Article IX have
-------------
been fulfilled.

                  9.06   Approval of Documents.  The form and substance of
                         ---------------------
all certificates, instruments, opinions and other documents delivered to
Spriggs under this Agreement shall be satisfactory to Spriggs and its counsel.

                  9.07   Employment Agreement.  Falcon shall have executed
                         --------------------
and delivered to Shareholder the Employment Agreement.

                  9.08   Facility Lease.  Falcon and Shareholder shall have
                         --------------
entered into the Facility Lease.



                  9.09   Opinion of Counsel.  Spriggs shall have received the
                         ------------------
favorable opinion of counsel for Falcon, dated as of the Closing Date, in the form of Schedule 9.09 and otherwise in form and substance satisfactory to
        -------------
Spriggs and Spriggs' counsel.  In rendering their opinion, counsel for Falcon may rely on written certificates of the officers of Falcon and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms part of the opinion of Falcon's counsel with the knowledge and consent of such officers.

                  9.10   Mortgage Lien Holdback Agreement.  Falcon shall have
                         --------------------------------
executed and delivered the Mortgage Lien Holdback Agreement.

X.                INDEMNIFICATION
                  ---------------

                  This Article sets forth the respects in which Falcon shall be indemnified by Spriggs and Shareholder in the event Falcon shall become obligated or liable for, or shall discharge, obligations or liabilities of Spriggs and/or in the event of any misrepresentation or breach of warranty or agreement on the part of either of Spriggs or Shareholder hereunder, and the respects in which Spriggs shall be indemnified by Falcon in the event Spriggs shall become obligated for, or shall discharge, any liabilities of Falcon in the event of any misrepresentations or breach of warranty or agreement on the part of Falcon hereunder.

                  10.01  Indemnification of Falcon by Spriggs and Shareholder.
                         ----------------------------------------------------

                         (a)  Representations, Warranties, Covenants and
                              ------------------------------------------
                  Agreements.  Each of Spriggs and Shareholder, jointly and
                  ----------
                  severally, agree to indemnify Falcon and hold Falcon
                  harmless against any and all loss, liability, damage,
                  claim, cost and expense of any nature whatsoever,
                  including, without limitation, attorneys' fees, arising
                  from or in connection with any representation or warranty
                  made by either of Spriggs or Shareholder not being
                  complete, accurate and true at the date of this Agreement
                  and on the Closing Date or the failure by either of Spriggs or Shareholder to fulfill and fully perform each covenant
                  or agreement on the part of either of Spriggs or
                  Shareholder under this Agreement or under any other
                  instrument or document executed and delivered by either
                  Spriggs or Shareholder in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

                         (b)  Failure to Discharge Liabilities.  Each of
                              --------------------------------
                  Spriggs and Shareholder, jointly and severally, agree to
                  indemnify Falcon and hold Falcon harmless against any and
                  all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation,
                  attorneys' fees, arising from or in connection with: (i)
                  any transferee liability law (other than the unemployment
                  compensation


                  experience rating of former employees of Spriggs), (ii) any payment or performance made by Falcon to any third party in order to perform or discharge fully or partially any liability or obligation of Spriggs (except for the Assumed Liabilities), which Falcon shall have the option or be required to do, (iii) any judgment or other circumstances pursuant to which Falcon may be held liable or accountable for, or the Transferred
                  Assets to be acquired hereunder may be charged in respect of, any liability or obligation of Spriggs other than the Assumed
                  Liabilities, (iv) the presence of contaminants, pollutants and other harmful substances in, on under or emanating from the premises subject to any lease or occupancy assumed by Falcon hereunder, (v) the non-compliance by Spriggs with any Environmental Laws, (vi) any liability in connection with the consummation of the Transaction to any third party with whom Spriggs, or its agents, engaged in discussion regarding the disposition of the Business; (vii) any services provided by Falcon in excess of $50,000 in the aggregate under any warranty in connection with any product sold by or on behalf of Spriggs prior to the Closing; and
                  (viii) any payment or performance made by Falcon to Imperial Thrift and Loan Association or any other third party in order to perform or discharge fully or partially any liability or obligation of Spriggs or Shareholder with respect to the Mortgage Liens or the debt secured thereby.

                         (c)  Remedies Not Exclusive.  The rights and remedies
                              ----------------------
                  of Falcon provided for in this Article or otherwise in this
                  Agreement shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other rights
                  and remedies, whether by terms of other provisions of this
                  Agreement or at law or in equity or otherwise, which may
                  exist on the part of Falcon by reason of any
                  misrepresentation or breach of warranty, covenant or
                  agreement on the part of Spriggs or Shareholder.  Such
                  rights and remedies shall be cumulative and may be
                  exercised at any time or from time to time, and any failure or delay of Falcon in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other
                  right or remedy of Falcon.  In addition to any other rights and remedies of Falcon hereunder or otherwise, any amounts due and payable to Falcon by reason of the obligations of
                  Spriggs and/or Shareholder to indemnify Falcon and hold
                  Falcon harmless hereunder shall be subject to a right of
                  setoff and reduction on the part of Falcon against any
                  amounts due and payable by Falcon to Spriggs or Shareholder hereunder or under any other agreement, at the discretion
                  and designation of Falcon, in whole or in part.

                  10.02  Indemnification of Spriggs by Falcon.
                         ------------------------------------

                         (a)  Representations, Warranties, Covenants and
                             -------------------------------------------
                  Agreements.  Falcon agrees to indemnify Spriggs and hold
                  ----------


                  Spriggs harmless against any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, attorneys' fees, arising from or in connection with any representation or warranty made by Falcon not being complete, accurate and true at the date of this Agreement and on the Closing Date or the failure by Falcon to fulfill and fully perform each covenant or agreement on the part of Falcon under this Agreement (including, but not limited to, Falcon's failure to discharge the Assumed Liabilities as and when they become due) or under any other instrument or document executed and delivered by Falcon in connection with the transactions contemplated hereby, as any of the same may be amended from time to time.

                         (b)  Remedies Not Exclusive.  The rights and remedies
                              ----------------------
                  of Spriggs provided for in this Article or otherwise in
                  this Agreement shall be cumulative and in addition to and
                  not in limitation or exclusion of all other rights and
                  remedies, whether by the terms of other provisions of this agreement or at law or in equity or otherwise, which may
                  exist on the part of Spriggs by reason of any
                  misrepresentation or breach of warranty, covenant or
                  agreement on the part of Falcon hereunder.  Such rights or remedies may be exercised at any time or from time to time, and any failure or delay of Spriggs in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement
                  of any other right or remedy of Spriggs.

                  10.03  Notice to Indemnifying Party.  In the event that any
                         ----------------------------
party may be entitled to, or intends to assert a claim for, indemnification hereunder, not later than thirty (30) days after actual notice of any claim or the filing of any action giving rise to such claim for indemnification, the indemnified party will, if a claim in respect thereof is to be made against another party or parties hereto, notify the indemnifying party or parties thereof.  In case any action is threatened or brought against any indemnified party, and it notifies the indemnifying party or parties thereof, the indemnifying party or parties will be entitled to participate in or assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice of its election to assume the defense thereof, the indemnifying party or parties will no longer be liable for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall be entitled at all times to participate in the defense of any such action at its own cost.

XI.               REGISTRATION STATEMENT.
                  ----------------------

                  11.01  Preparation and Filing of Registration Statement.
                         ------------------------------------------------
Promptly after the Closing Date, Falcon shall prepare and file as soon as reasonably practicable with the Securities and Exchange Commission ("SEC") a
Registration Statement on Form S-4 (the


"Registration Statement") for the registration of the Shares and the Contingent
Stock under the Securities Act in connection with the Transaction, and shall use all reasonable efforts to cause the Registration Statement to be declared effective by the SEC and to keep the Registration Statement effective for a period of two years following the Closing Date.

                  11.02  Blue Sky Requirements.  Falcon shall take any action
                         ---------------------
required to be taken under any applicable state Blue Sky or securities laws in connection with the issuance of the Shares and the Contingent Stock.

XII.              CLOSING AND RISK OF LOSS.
                  ------------------------

                  12.01  Place and Time.  The Closing shall take place on the
                         --------------
Closing Date at the offices of Gallop, Johnson & Neuman, L.C., 101 So. Hanley
Road, 16th Floor, St. Louis, Missouri 63105, or at such other place as may be agreed upon by Falcon and Spriggs.

                  12.02  Risk of Loss.  The entire risk of loss with respect
                         ------------
to the Transferred Assets will remain on Spriggs until the transactions contemplated hereby are closed.

                  12.03  Simultaneous Performance.  None of the transactions
                         ------------------------
described herein will occur unless all such transactions occur.

                  12.04  Transfer of Possession.  Possession of the
                         ----------------------
Transferred Assets shall be delivered to Falcon at Closing.

XIII.             MISCELLANEOUS.
                  -------------

                  13.01  No Commission.  All negotiations on behalf of
                         -------------
Spriggs and Falcon, respectively, relative to this Agreement and the transactions contemplated hereby have been carried on by Spriggs and Falcon directly between Spriggs and Falcon and without the intervention of any third party, either as the result of any action of Spriggs or Falcon, or otherwise, to the knowledge of Spriggs or Falcon, in such manner as to give rise to any valid claim against Spriggs or Falcon for a finders' fee, brokerage commission or other like payment.

                  13.02  Survival of Representations and Warranties.  The
                         ------------------------------------------
representations and warranties of Falcon and Spriggs and Shareholder, respectively, contained herein shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to Falcon or
Spriggs, for two (2) years following the Closing Date.

                  13.03  Change of Name; Liquidation.  Immediately following
                         ---------------------------
the Closing, Spriggs shall change its name to a name other than The T.L.
Spriggs Corporation or any portion thereof or any name similar thereto.  From and after the Closing Date, Spriggs will not engage in any business and will promptly liquidate and dissolve as a corporation.



                  13.04  Incorporation of Schedules.  The Schedules hereto
                         --------------------------
shall be deemed to be incorporated in and form a part of this Agreement.

                  13.05  Further Assurances.  Each of the parties agrees to
                         ------------------
do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, instruments, documents, deeds and assurances as shall be required in order to carry out this Agreement and give effect hereto.

                  13.06  No Assumption of Spriggs' Liabilities.  EXCEPT FOR
                         -------------------------------------
THE ASSUMED LIABILITIES, FALCON DOES NOT HEREBY, OR OTHERWISE, ASSUME OR
AGREE TO DISCHARGE OR PERFORM ANY LIABILITY OR OBLIGATION OF SPRIGGS, AND NO
SUCH ASSUMPTION OF ANY LIABILITY OF SPRIGGS SHALL ACCRUE TO FALCON BY
OPERATION OF LAW OR OTHERWISE.

                  13.07  Transfer Taxes.  All sales, transfer, excise and
                         --------------
other taxes, if any, payable by reason of the transactions contemplated hereunder shall be paid by Spriggs.

                  13.08  Notices.  Any notice, consent, request, claim or
                         -------
other communication hereunder shall be in writing and shall be deemed to have been duly given at the time of mailing by United States Certified, Registered or Express mail, or by next business day courier (for example, Federal
Express) postage or charges prepaid, addressed as follows:

                         If to Falcon:

                              Michael J. Dreller
                              Vice President-Finance
                              Falcon Products, Inc.
                              9387 Dielman Industrial Drive
                              St. Louis, Missouri 63132
                              Fax:  (314) 991-9295

                         with a copy to:

                              Robert H. Wexler, Esq.
                              Gallop, Johnson & Neuman, L.C.
                              16th Floor
                              101 South Hanley Road
                              St. Louis, Missouri  63105
                              Fax:  (314) 862-1219

                         If to Spriggs:

                              Tony L. Spriggs
                              President
                              The T.L. Spriggs Corporation
                              411 East Juliana
                              Anaheim, California 92801


                              Fax:  (714) 778-5098

                         with a copy to:

                              Richard S. Price, II, Esq.
                              1235 N. Harbor Blvd., Suite 200
                              Fullerton, California  92832
                              Fax:  (714) 871-5620

or to such other address as any party may designate by written notice hereunder.

                  13.09  Entire Agreement.  This Agreement embodies the
                         ----------------
entire Agreement between the parties, and no representations, inducements, promises or other agreements, oral or otherwise, not embodied herein, shall be of any force or effect.  This Agreement may not be modified or terminated except in writing signed by the parties hereto.

                  13.10  Designation of Falcon as Agent.  Spriggs hereby
                         ------------------------------
designates and constitutes Falcon, its officers and agents, as agents and attorneys-in-fact of Spriggs, with power (for the purposes of collecting sums due to the Falcon hereunder, or for sales made by Falcon subsequent to
Closing) to sign and endorse the name of Spriggs and transfer all checks, drafts, notes, money orders and other instruments that may come into the possession of Falcon, granting to Falcon, its officers and agents, full power to do any and all things necessary to be done as fully and effectively as
Spriggs might or could do, in order to give effect to this Agreement subsequent to the Closing, hereby ratifying all that Falcon, its officers and agents, shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall be deemed to be coupled with an interest and shall be irrevocable.

                  13.11  Binding Effect.  This Agreement shall be binding
                         --------------
upon and inure to the benefit of the parties and their respective successors and assigns.

                  13.12  Third Parties.  Nothing contained in this Agreement
                         -------------
or in any instrument or document executed by any party hereto in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person, firm or corporation that is not a party hereto.

                  13.13  Expenses of the Parties.  All expenses involved in
                         -----------------------
the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and no other party shall have any liability in respect thereof.

                  13.14  Counterparts.  This Agreement may be executed
                         ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  13.15  Missouri Law to Govern; Venue.  This Agreement shall
                         -----------------------------
be governed by and interpreted and enforced in accordance with the internal laws of the State of Missouri, without regard to its conflicts of law provisions or interpretations.  With respect to any suit, action or proceeding relating to this Agreement ("Proceeding"), each party irrevocably
(i) submits to the jurisdiction of the Missouri state court located in St.
Louis County, Missouri, and the United States District Court for the Eastern
District of Missouri, and (ii) waives any objections which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such
Proceedings, that such court did not have jurisdiction over such party.

                  13.16  Headings.  The headings in the Articles and Sections
                         --------
of this Agreement are inserted for convenience only and shall not constitute a part hereof.

                  13.17  Publicity.  Contemporaneously with the execution of
                         ---------
this Agreement, or as soon thereafter as practicable, Falcon may, in its sole discretion, issue a press release with respect to the execution of this
Agreement and the Transaction contemplated hereby.  Nothing contained herein shall prevent any party to this Agreement from furnishing any required information to any governmental entity or complying with its legal or contractual obligations, in each case in the opinion of counsel to such party.  Falcon and Spriggs shall, as soon as practicable following the execution hereof, prepare a joint press release regarding this transaction to be delivered to the news media.

                  13.18  Mail and Communications.  After the Closing, each
                         -----------------------
party will promptly deliver to the other party the original of any mail or other communication received by that party but pertaining to the business of the other party.

                  13.19  Determination of Net Working Capital.  In order to
                         ------------------------------------
determine the Net Working Capital of Spriggs, not later than ten days following the Balance Sheet Date, Spriggs shall prepare the Closing Balance
Sheet in accordance with generally accepted accounting principles, consistently applied.  In preparing such Closing Balance Sheet, Spriggs shall consult with Falcon and shall permit Falcon to participate in and review the preparation thereof, including all work papers, schedules and calculations related thereto, prior to the issuance thereof.  Falcon shall commence its review of said work papers, schedules and calculations as soon as practicable.  Any dispute which may arise between Spriggs on the one hand and
Falcon on the other hand as to the Closing Balance Sheet shall be resolved in the following manner:

                         (a)  Falcon, if it disputes the Closing Balance
                  Sheet,


                  shall notify Spriggs in writing within ten days after its receipt of Closing Balance Sheet that Falcon disputes the Closing Balance Sheet, specifying in reasonable detail the nature of the dispute;

                         (b) During the five day period following the date of such notice, Spriggs and Falcon shall attempt to resolve such dispute and determine the appropriateness of the Closing Balance Sheet; and

                         (c) If at the end of such five day period, the parties shall have failed to reach an agreement with respect to such dispute, the matter shall be referred to an Arbitrator mutually agreed upon by Falcon and Spriggs. The
                  Arbitrator shall issue its report as to the Closing Balance
                  Sheet within ten days after such dispute is referred to the Arbitrator. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration except for the fees and expenses of the Arbitrator which shall be borne equally by Spriggs on the one hand and Falcon, on the other hand. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

                  13.20  Acquisition Subsidiary.  Falcon may, in its sole
                         ----------------------
discretion, establish a subsidiary wholly owned by Falcon for the purpose of acquiring the Transferred Assets and assuming the Assumed Liabilities and, if such subsidiary is so established, all references to Falcon hereunder, where applicable, shall be deemed to be reference to such subsidiary; provided,
                                                                --------
however, that nothing contained in this Section 13.20 shall affect the
-------
indemnification obligations of Falcon set forth in Section 10.02.

                  13.21  Right of Set Off.  Spriggs and Shareholder agree
                         ----------------
that in the event of a breach of this Agreement by either or both of them,
Falcon shall have the right to set off against any Contingent Stock deliverable to Shareholder on behalf of Spriggs hereunder, to the extent of
Falcon's claim for damages and any cost incurred by Falcon in the bringing of
(or defense against a counterclaim by Employee) such claim.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE WHICH MAY BE ENFORCED BY
THE PARTIES.

                                          FALCON PRODUCTS, INC.,
                                          a Delaware corporation


                                          By:
                                              --
                                          Title:
                                                 --




                                          THE T.L. SPRIGGS CORPORATION,
                                          a California corporation


                                          By:
                                              --
                                          Title:
                                                 --




                                          --
                                          TONY L. SPRIGGS

